UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

LIFEAPPS BRANDS INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-54867 (Commission File Number)	80-0671280 (I.R.S. Employer of Incorporation)

2435 Dixie Highway
Wilton, FL 33305

 (Address of principal executive offices, including zip code)

(954) 947-6133

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2019, we entered into and closed a securities exchange under a Securities Exchange Agreement (the “Securities Exchange Agreement”) with LGBT Loyalty LLC, a New York limited liability company (“LGBT Loyalty”), and Maxim Partners, LLC, a New York limited liability company (“Maxim”), pursuant to which we acquired all of the membership interests of LGBT Loyalty, making LGBT Loyalty a wholly owned subsidiary of ours, in exchange for 120,959,996 shares (the “Shares”) of our restricted common stock and one share of our newly created Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Shares issued to Maxim represented, upon issuance, 49.99% of our then issued and outstanding shares of common stock. Through LGBT Loyalty, we intend to create, establish, develop, manage and fund a LGBT Preference Index, LGBT Exchange Traded Fund and/or LGBT Loyalty Sponsor Fund.

The LGBT Loyalty (ETF) Index Fund is expected to be the first “preference” index fund to survey a representative group of the LGBT community to determine which companies within the S&P 500 best support and are supported by the LGBT community. We are also in development of a LGBT Advertising Agency and a LGBT Media Distribution Network to assist businesses and brands in the creation and distribution of specific content targeting the highly desired spending power of the LGBT consumer. The LGBT demographic is proven itself to be a fiercely loyal consumer group to supporting companies and their brands. In addition, the company is in the development of a LGBT Approved business model designed for businesses to promote and showcase their support for the LGBT community.

The Series A Preferred Stock has no voting, liquidation or other rights other than the right to convert into common stock. The Series A Preferred Stock will automatically convert into additional shares of our restricted common stock immediately after such time that (i) the number of shares of our authorized common stock is increased from 500,000,000 to 1,000,000,000 shares (the “Share Increase”); and (ii) the January 25, 2019 warrants issued to Brian Neal, our President, and Robert Gayman, our Executive Management Consultant, at the closing of the securities exchange transaction (the “Management Warrants”) are automatically exercised for shares of our restricted common stock. The Management Warrants represent common stock purchase warrants that were issuable to Robert Blair, our Chief Executive Officer, Brian Neal and Robert Gayman, and/or their designees or assignees (collectively, the “Management Holders”) in exchange for the cancellation of all amounts due to the Management Holders by us as of, but not including, January 1, 2019, which amounts consisted solely of accrued salaries and/or consulting fees earned by the Management Holders through December 31, 2018, plus interest due thereon. These amounts consisted of $161,629 due to Robert Blair, representing $154,600 of compensation and $7,029 of interest, $25,054 due to Brian Neal, representing $24,000 of compensation and $1,054 of interest and $161,629 due to Robert Gayman, representing $154,600 of compensation and $7,029 of interest. Prior to their issuance, Robert Blair gifted his right to receive Management Warrants to Brian Neal. The Management Warrants are automatically exercisable for shares of our restricted common stock following the Share Increase at an exercise price equal to a 10% discount to the volume weighted average price (“VWAP”) for our common stock during the three trading days ending on the seventh trading day following the date on which this Current Report is filed with the Securities and Exchange Commission. Except as otherwise provided below, the share of Series A Preferred Stock is automatically convertible into 99.98% of the number of shares issued upon the automatic exercise of the Management Warrants. However, upon the conversion of the Series A Preferred Stock, Maxim may not own more than 49.99% of our then issued and outstanding common stock. In the event that the full conversion of the Series A Preferred Stock would result in Maxim owning more than 49.99% of our then issued and outstanding common stock, the conversion will be limited to such number of shares that will result in Maxim owning 49.99% of our then issued and outstanding common stock and the issuance of the remaining shares issuable upon conversion will be deferred until such time that their issuance will not increase Maxim’s ownership of our common stock to more than 49.99%.

For purposes of the foregoing, VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if our common stock is then listed or quoted on a national securities exchange, the daily volume weighted average price for our common stock on such date (or the nearest preceding date) on the Trading Market on which our common stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if our common stock is then listed on the OTCQB or OTCQX, the volume weighted average price of our common stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if our common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for our common stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of our common stock so reported, or (d) in all other cases, the fair market value of a share of our common stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Management Warrants then outstanding and reasonably acceptable to us, the fees and expenses of which shall be paid by us, and “Trading Market” means any of the following markets or exchanges on which our common stock is listed, quoted for trading or reported on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX, the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices).

In connection with the Securities Exchange Agreement and the closing thereunder, no changes were made to the composition of our Board of Directors (the “Board”) or executive officers. Accordingly, our Board continues to be comprised of Robert Blair and Lawrence Roan, and our executive officers continue to be comprised of Robert Blair (Chief Executive Officer and Chief Financial Officer) and Brian Neal (President). Pursuant to the Securities Exchange Agreement, we are entitled to appoint one additional member to the Board and Maxim is entitled to appoint two additional members to the Board. At such time that Maxim designates and we appoint its two Board appointees, we intend to appoint Robert Gayman as our Board appointee.

The Securities Exchange Agreement also provides that during the six month period following the January 25, 2019 closing under the Securities Exchange Agreement (i) we cannot enter into any financing transactions without the prior written consent of Maxim, which consent cannot be unreasonably withheld, and (ii) we cannot issue any equity or debt securities without the prior written consent of Maxim, which consent cannot be unreasonably withheld. As further provided in the Securities Exchange Agreement, since its formation, LGBT Loyalty has had no material operations, assets or liabilities.

The foregoing description of the Securities Exchange Agreement is qualified in its entirety by reference to the full text of the Securities Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Delaware Secretary of State on January 24,2019, a copy of which is filed herewith as Exhibit 3.1, and is incorporated by reference herein.

The foregoing description of the Management Warrants is qualified in its entirety by reference to the full text of the Management Warrants, copies of which are filed herewith as Exhibits 10.2, 10.3, and 10.4, and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information required by this Item 2.01 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 3.02. The Shares and the share of Series A Preferred Stock issued to Maxim pursuant to the Securities Exchange Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Registrant as filed with the Delaware Secretary of State on January 24, 2019

Exhibit 10.1	Securities Exchange Agreement, dated January 25, 2019, between Registrant, LGBT Loyalty LLC and Maxim Partners, LLC

Exhibit 10.2	Management Warrant dated January 25, 2019 issued to Brian Neal (for cancelled debt of $161,629)

Exhibit 10.3	Management Warrant dated January 25, 2019 issued to Brian Neal (for cancelled debt of $25,054)

Exhibit 10.4	Management Warrant dated January 25, 2019 issued to Robert Gayman (for cancelled debt of $161,629)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeApps Brands Inc.

Date:	January 31, 2019	By:	/s/ Robert A. Blair
		Name:	Robert A. Blair
		Title:	Chief Executive Officer

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